Exhibit 3.114

FIRST AMENDMENT TO

BYLAWS

OF

YOUTH AND FAMILY CENTERED SERVICES, INC..

The Bylaws of Youth and Family Centered Services, Inc., a Georgia corporation, (the “Corporation”) are amended as follows:

1. Section 3.2 of Article III of the Bylaws is hereby amended and restated in its entirety to read as follows:

3.2 Number and Election. The number of directors of the Corporation shall be one or more, who will be elected at the annual shareholder meeting or such other time as the shareholder may determine. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

2. Except as otherwise set forth herein, all other provisions of the Corporation’s Bylaws shall remain in full force and effect.

I certify that the foregoing First Amendment to the Bylaws of the Corporation was approved by its Shareholder on September 30, 2011.

Effective this 30 day of September, 2011.

By:	/s/ Christopher L. Howard
Christopher L. Howard Vice President and Secretary

5000851.1

BYLAWS

OF

ACADIA – YFCS ACQUISITION COMPANY, INC.,

A GEORGIA CORPORATION

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of the corporation is located at 3675 Crestwood Parkway, Suite 350, Duluth, Georgia, and the registered agent in charge thereof is National Registered Agents, Inc. The corporation’s board of directors (the “Board”) may change the location of the registered office to any place inside the State of Georgia and may chance the registered agent to any person resident to the State of Georgia.

1.2 Principal Executive Office. The corporation’s principal executive office are located at 2849 Paces Ferry Road, Suit 750 in Atlanta, Georgia. The Board may change the location of the principal executive office to any place inside or outside the State of Georgia.

1.3 Other Offices. The corporation may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

SHAREHOLDER

2.1 Place of Meetings. All meetings of the shareholder, whether annual or special, will be held at the offices of the corporation or at such other place as may be fixed from time to time by the Board.

2.2 Annual Meeting. Annual shareholder meetings will be held on the date and time designated by the Board. The chairman of the Board will preside at all annual shareholder meetings.

2.3 Special Meetings. A special shareholder meeting may be called at any time by the shareholder or the Board. The persons calling the meeting will make a request in writing to the secretary, specifying a time and date for the proposed meeting and describing all purposes for which the meeting is called. The chairman of the Board will preside at all special shareholder meetings.

2.4 Notice of Meetings; Time and Content. The corporation’s secretary will give notice of shareholder meetings to the shareholder not less than ten (10) days before the meeting date, (a) specifying the place, date, and hour of the meeting, (b) describing, for special meetings, all purposes for which the meeting is called, and (b) describing, for annual meetings, any matters that the shareholder or the Board intends, at the time of giving the notice, to present for action by the shareholder.

2.5 Manner of Notice. Notice of any shareholder meeting must be (a) in writing and (b) given personally to the recipient, by first-class mail (postage prepaid and return receipt requested), nationally recognized overnight private carrier (charges prepaid) or by facsimile transmission (with confirmation of delivery retained), delivered to the shareholder at the address or facsimile number appearing on the corporation’s books or otherwise specified for purposes of notice. Notice will be deemed given at the time of personal delivery, deposited in the mail or with an overnight carrier or transmitted via facsimile transmission.

2.6 Adjourned Meetings; Notice. Shareholder meetings may be adjourned from time to time by the shareholder; in the absence of a quorum, no other business may be transacted, except as specifically authorized in this code of regulations. If a meeting is adjourned to another time or place, new

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notice is not required if the new time and place were announced at the original meeting. If a new record date is set, the secretary will deliver new notice to the shareholder and the Board in the same manner as other notices of meetings. At an adjourned meeting, the corporation may transact any business that would be proper at the original meeting.

2.7 Quorum. The presence in person of the shareholder at any shareholder meeting will constitute a quorum for the transaction of business. The shareholder may attend shareholder meetings by means of teleconference device as long as all attendees are able to hear and be heard by all other attendees at the meeting, and such attendance will be deemed to be presence in person at the meeting.

2.8 Voting. Except as otherwise provided by law, each outstanding share is entitled to one vote on each matter submitted to a vote of the shareholder. Any vote may be made by voice vote or by ballot. If a quorum is present at a shareholder meeting, the affirmative vote of a majority of the shares represented and voting, will be the act of the shareholder.

2.9 Action by Written Consent without a Meeting. Any action required or permitted to be taken at any shareholder meeting may be taken without a meeting, if a written consent to such action is signed by the shareholder and filed with the corporate records.

ARTICLE III

THE BOARD OF DIRECTORS

3.1 Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the corporation and do all such acts and things as are not directed or required to be exercised or done by the shareholder by the Georgia Business Corporation Code, codified as Title XIV, Chapter 2 of the Official Code of the State of Georgia (the “GBCC”), the corporation’s articles of incorporation or these bylaws.

3.2 Number and Election. The corporation will have five (5) directors, who will be elected at the annual shareholder meeting or such other time as the shareholder may determine, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

3.3 Resignation; Removal; Vacancies. Any director may resign at any time by so notifying the shareholder and the corporation’s secretary (if any) in writing, and such resignation shall be effective upon receipt of such notice or at such later time specified therein. Any director may be removed with or without cause by the shareholder at any time. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, the shareholder will choose a successor, who shall hold office for the unexpired term or until the next election of directors.

3.4 Compensation of Directors. Directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board as may be established by resolution of the shareholder; provided that nothing herein contained precludes any director from serving the corporation in any other capacity and receiving compensation therefor.

3.5 Board Meetings. Regular and special Board meetings may be held at any time within or outside of the State of Georgia as the Board may determine, or as may be fixed in the respective notices or waivers of notice of such meetings.

3.6 Notice of Meetings; Time and Content. The corporation’s secretary will give notice of Board meetings to the directors (a) specifying the place, date, and hour of the meeting, (b) describing, for special meetings, all purposes for which the meeting is called, and (b) describing, for regular meetings,

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any matters that the director or officers intent, at the time of giving the notice, to present for action by the director.

3.7 Manner of Notice. Notice of any Board meeting must be (a) in writing and (b) given personally to the director, by first-class mail (postage prepaid and return receipt requested), nationally recognized overnight private carrier (charges prepaid) or by facsimile transmission (with confirmation of delivery retained), delivered to the director at the address or facsimile number appearing on the corporation’s books or otherwise specified by the director for purposes of notice. Notice will be deemed given at the time of personal delivery, deposited in the mail or with an overnight carrier or transmitted via facsimile transmission.

3.8 Waiver of Notice. Notice of a Board meeting, if otherwise required, need not be given to the director if the director (a) attends the meeting without protesting the lack of notice before or at the beginning of the meeting or (b) signs a written waiver of notice or a consent to the holding of such meeting. Waivers of notice or consents need not specify the purpose of the meeting. The secretary will prepared all written waivers, consents and approvals and file all such waivers, consents and approvals with the corporate records or as part of the Board meeting minutes.

3.9 Adjourned Meetings; Notice Not Required. If a quorum is present, the directors may adjourn any Board meeting to another time and place. Notice of the time and place of resuming an adjourned meeting need not be given.

3.10 Action by Written Consent without a Meeting. Any action required or permitted to be taken at any Board meeting may be taken without a meeting, if a written consent to such action is signed by the directors and filed with the corporate records or as part of the Board meeting minutes. The secretary will file all such written consents with the corporate records or as part of the Board meeting minutes.

3.11 Quorum. The presence in person of the a majority of the total number of directors at a Board meeting will constitute a quorum for the transaction of business. Directors may attend Board meetings by means of teleconference device as long as all attendees are able to hear and be heard by all other attendees at the meeting, and such attendees will be deemed to be presence in person at the meeting. Every act done or decision made by the directors present at a meeting duly held at which a quorum is present will be deemed the act of the Board.

3.12 Other Activities. The directors will not be required to manage the corporation as their sole and exclusive function. Except as otherwise provided herein, the directors may have other business, trade, or investment interests and may engage in other activities in addition to those relating to the corporation. The corporation will not have any right, by virtue of this Agreement, to share or participate in such other investments or activities of any director or to the income or proceeds derived therefrom. The directors will not incur any liability to the corporation under these bylaws as a result of engaging in any other business or venture.

3.13 Right to Rely on the Directors. Any person or entity dealing with the corporation may rely (without duty of further inquiry) upon a certificate signed by an officer of the corporation as to:

(a) the identity of the director or the shareholder;

(b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the director or which are in any other manner germane to the affairs of the corporation;

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(c) the Persons who are authorized to execute and deliver any instrument or document of the corporation; or

(d) any act or failure to act by the corporation or any other matter whatsoever involving the corporation or the shareholder.

ARTICLE IV

OFFICERS

4.1 Number. The Board will elect officers of the corporation, who will consist of a president/chief executive officer, any number of vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable.

4.2 Election. The officers will be elected annually by the Board at the first meeting of the Board held after each annual shareholder meeting or at such other time as the shareholder may designate. Each officer will hold office until a successor is duly elected and qualified or until such officer’s earlier death, resignation or removal.

4.3 Resignation; Removal; Vacancies. Any officer or agent elected by the Board may resign at any time by so notifying the Board and the shareholder in writing, and such resignation shall be effective upon receipt o such notice or at such later time specified therein. Any officer or agent elected by the Board may be removed by the Board or the shareholder whenever in their respective judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election of a person as an officer shall not of itself create a right to continued employment with the corporation. If any office becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new office is created, the Board will choose a successor, who shall hold office for the unexpired term or until the next election of officers.

4.4 President and Chief Executive Officer. The president and chief executive officer shall be the chief executive officer of the corporation, with executive authority to see that all orders and resolutions of the Board are carried into effect, and, subject to the control vested in the Board by statute, the corporation’s articles of incorporation or these bylaws, will administer and be responsible for the management of the business and affairs of the corporation. In the absence of the chairman of the Board, the president and chief executive officer will preside at all meetings of the shareholder and the Board. In general the president and chief executive officer will perform all duties incident to the office of the president and such other duties as from time to time may be assigned by the Board.

4.5 Vice Presidents. If one ore more vice presidents are appointed by the Board, then, in the absence or disability of the president and chief executive officer, each vice president, in the order designated (or absent designation, in the order of election) will perform the duties of the president and chief executive officer. The vice presidents will also perform such other duties as from time to time may be assigned to them by the Board or the president and chief executive officer.

4.6 Secretary. The secretary will (a) keep the minutes of the meetings of the shareholder and the Board, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) be custodian of the records and have charge of the stock record books of the corporation, and (e) generally perform all duties incident to the office of secretary and such other duties as are provided by these bylaws or are assigned by the Board or the president and chief executive officer.

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4.7 Treasurer. The treasurer will (a) receive and be responsible for all funds of and securities owned or held by the corporation and, in connection therewith, among other things, (i) keep or cause to be kept full and accurate records and accounts for the corporation, (ii) deposit or cause to be deposited to the credit of the corporation all moneys, funds and securities so received in such bank or other depositary as the Board or an officer designated by the Board may from time to time establish, and (iii) disburse or supervise the disbursement of the funds of the corporation as may be properly authorized, (b) render to the Board at any directors meeting, or from time to time when ever the Board or the president and chief executive officer may require, financial and other appropriate reports on the condition of the corporation, and (c) generally perform all the duties incident to the office of treasurer and such other duties as are provided by these bylaws or are assigned by the Board or the president and chief executive officer.

4.8 Compensation. Officers, as such, may receive such stated salary for their services as may be established by resolution of the Board, and no officer will be prevented from receiving such salary by reason of the fact that such person is also a director of the corporation.

4.9 Delegation of Duties. In case of the absence of any officer of the corporation or for any other reason which may seem sufficient to the Board, such officer may, for the time being, delegate such officer’s powers and duties, or any of them, to any other officer or director of the corporation.

ARTICLE V

OWNERSHIP AND TRANSFER OF SHARES

5.1 Share Ownership. The corporation will have one shareholder who will own all of the issued and outstanding shares of the corporation (the “shareholder”).

5.2 Stock Certificates. Certificates for shares of the stock of the corporation will be respectively numbered serially for each class of stock, or series thereof, as they are issued, and shall be signed by the president and chief executive officer, or a vice president, and by the secretary or treasurer; provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the corporation or its employee. Each certificate shall exhibit the name of the corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board.

5.3 Fixing Date for Determination of Shareholders of Record.

(a) To determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; providing, however, that the Board may fix a new record date for the adjourned meeting.

(b) To determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the GBCC, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the

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corporation by delivery to its registered office in the State of Georgia, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings by shareholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the GBCC, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) To determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

5.4 Lost Certificate. Any shareholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board so requires, advertise the same in a manner designated by the Board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VI

BOOKS AND RECORDS

6.1 Location. The books, accounts and records of the corporation may be kept at the corporations’ principal executive officers or such place or places within or without the State of Georgia as the Board may from time to time determine.

6.2 Inspection. The books, accounts, and records of the corporation will be open to inspection by any of the corporation’s directors at all times; and open to inspection by the shareholder at such times, and subject to such regulations as the Board may prescribe, except as otherwise provided by statute.

ARTICLE VII

DIVIDENDS; GENERAL CORPORATE MATTERS

7.1 Dividends. The Board, subject to any restrictions contained in the corporation’s articles of incorporation and other lawful commitments of the corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the corporation, as defined in and computed in accordance with the GBCC, or in case there shall be no such surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with the GBCC, has been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, then the Board may not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

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7.2 Reserves. The Board may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

7.3 Authorized Signatories for Checks. All checks, drafts and other orders for payment of money, notes and other evidences of indebtedness issued in the name of or payable to the corporation may be signed or endorsed in the manner, and by the president or secretary or other persons, authorized by the director.

7.4 Executing Contracts and Instruments. Subject to the restrictions contained in these bylaws, the Board may authorize any officer of the corporation to enter into any contract or execute any instrument in the name of and on behalf of the corporation. This authority may be general or confined to one or more specific matters. No officer, agent, employee or other person purporting to act on behalf of the corporation has any power or authority to bind the corporation in any way, pledge its credit, or render it liable for any purpose in any amount, unless that person was acting with authority duly granted in accordance with this code of regulations or unless an unauthorized act is later ratified by the corporation.

ARTICLE VIII

INDEMNIFICATION

8.1 Definitions. For purposes of this Article VII:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director, (ii) as an Officer, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the corporation. For purposes of this Section 8.1(a), an Officer or Director who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board or the shareholder of the corporation;

(b) “Director” means any person who serves or has served the corporation as a director on the Board;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Non-Director Employee” means any person who serves or has served as an employee or agent of the corporation, including without limitation an Officer, but who is not or was not a Director;

(f) “Officer” means any person who serves or has served the corporation as an officer appointed by the Board;

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(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the corporation owns (either directly or through or together with another Subsidiary) (i) either a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

8.2 Indemnification of Directors and Officers. Subject to Section 8.4, each Director shall be indemnified and held harmless by the corporation to the fullest extent authorized by the GBCC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment) against all Expenses that are incurred by such Director or on such Director’s behalf in connection with any Proceeding or any claim, issue or matter therein, which such Director is, or is threatened to be made, a party to or participant in by reason of such Director’s Corporate Status, if such Director acted in good faith and in a manner such Director reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 8.2 shall continue as to a Director after he or she has ceased to be a Director and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the corporation shall indemnify any Director seeking indemnification in connection with a Proceeding initiated by such Director only if such Proceeding was authorized by the Board, unless such Proceeding was brought to enforce a Director’s rights to indemnification or advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

8.3 Indemnification of Non-Director Employees. Subject to the operation of Section 8.4, each Non-Director Employee may, in the discretion of the Board, be indemnified by the corporation to the fullest extent authorized by the GBCC, as the same exists or may hereafter be amended, against all Expenses that are incurred by such Non-Director Employee or on such Non-Director Employee’s behalf in connection with any Proceeding, or any claim, issue or matter therein, which such Non-Director Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Director Employee’s Corporate Status, if such Non-Director Employee acted in good faith and in a manner such Non-Director Employee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 8.3 shall exist as to a Non-Director Employee after he or she has ceased to be a Non-Director Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the corporation may indemnify any Non-Director Employee seeking indemnification in connection with a Proceeding initiated by such Non-Director Employee only if such Proceeding was authorized by the Board.

8.4 Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VIII to a Director or to a Non-Director Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the

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Board, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the shareholder of the corporation.

8.5 Advancement of Expenses to Directors Prior to Final Disposition.

(a) The corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the corporation of a written statement from such Director reaffirming his or her good faith belief that he or she has met the relevant standard of conduct described in § 14-2-851 of the GBCC or that the proceeding involves conduct for which liability has been eliminated under a provision of the corporation’s articles of incorporation and requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the corporation within ten (10) days after receipt by the corporation of documentation of Expenses and the required undertaking, then such Director may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the corporation (including the Board or any committee thereof, independent legal counsel, or the shareholder) to make a determination concerning the permissibility of such advancement of Expenses under this Article VIII shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the corporation.

(c) In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the GBCC.

8.6 Advancement of Expenses to Non-Director Employees Prior to Final Disposition.

(a) The corporation may, at the discretion of the Board, advance any or all Expenses incurred by or on behalf of any Non-Director Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Non-Director Employee upon the receipt by the corporation of a statement or statements from such Non-Director Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Non-Director Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Non-Director Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the Non-Director Employee has not met any applicable standard for indemnification set forth in the GBCC.

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8.7 Contractual Nature of Rights.

(a) The foregoing provisions of this Article VIII shall be deemed to be a contract between the corporation and each Director entitled to the benefits hereof at any time while this Article VIII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b) If a claim for indemnification hereunder by a Director is not paid in full by the corporation within sixty (60) days after receipt by the corporation of a written claim for indemnification, such Director may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the corporation (including the Board or any committee thereof, independent legal counsel, or the shareholder) to make a determination concerning the permissibility of such indemnification under this Article VIII shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director is not entitled to indemnification shall be on the corporation.

(c) In any suit brought by a Director to enforce a right to indemnification hereunder, it shall be a defense that such Director has not met any applicable standard for indemnification set forth in the GBCC.

8.8 Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article VIII shall not be exclusive of any other right which any Director or Non-Director Employee may have or hereafter acquire under any statute, provision of the corporation’s articles of incorporation or these bylaws, agreement, vote of shareholders or Disinterested Directors or otherwise.

8.9 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any Director or Non-Director Employee against any liability of any character asserted against or incurred by the corporation or any such Director or Non-Director Employee, or arising out of any such person’s Corporate Status, whether or not the corporation would have the power to indemnify such person against such liability under the GBCC or the provisions of this Article VIII.

8.10 Other Indemnification. The corporation’s obligation, if any, to indemnify any person under this Article VIII as a result of such person serving, at the request of the corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

ARTICLE IX

AMENDMENTS

The shareholder may adopt, amend, or repeal these bylaws, and alterations or amendments of these bylaws made by the shareholder shall not be altered or amended by the Board.

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DM_US 27593465-2.076193.0026